Exhibit 99.1

CECO ENVIRONMENTAL TO ACQUIRE MET-PRO CORPORATION

Creates the Global Leader in Air Pollution Control, Product Recovery and Fluid Handling Technology

Cincinnati, OHIO; Harleysville, PA, April 22, 2013— CECO Environmental Corp. (NasdaqGM: CECE), a leader in air pollution control technology systems, product recovery and filtration technology, has announced today it has entered into a definitive agreement to acquire Met-Pro Corporation (NYSE: MPR).  Met-Pro is a leading global, niche-oriented provider of product recovery, pollution control, fluid handling and filtration solutions across multiple diversified end-markets. The transaction is expected to be accretive to CECO’s earnings per share, margins and cash flow.

Pursuant to the terms of the definitive agreement, CECO will acquire all of the outstanding shares of Met-Pro common stock in a cash and stock transaction valued at a total of approximately $210 million, or $13.75 per share, which represents a 43% premium to Met-Pro’s share price as of the close on April 19, 2013. The consideration includes $7.25 per share in cash and $6.50 per share in CECO common stock.  Under the terms of the agreement, Met-Pro’s shareholders may elect to exchange each share of Met-Pro common stock for either $13.75 in cash and/or shares of CECO common stock having an equivalent value based on the volume weighted average trading price of CECO common stock for the 15-trading day period ending on the date immediately preceding the closing of the acquisition, subject to a collar. Overall elections are subject to proration such that approximately 53% of the Met-Pro shares will be exchanged for cash and 47% for stock.

The completion of the acquisition is subject to standard closing conditions including the approval of the stockholders of both CECO and Met-Pro. The boards of directors of each of CECO and Met-Pro have unanimously approved the transaction. CECO stockholders who own approximately 26% of the voting power of CECO have signed voting agreements and irrevocable proxies to vote in favor of the transaction. Jefferies LLC served as financial advisor to CECO while William Blair & Company advised Met-Pro, both providing fairness opinions in connection with the transaction. Bank of America provided CECO committed debt financing of $125 million to support the cash portion of the transaction.

Highlights of the transaction include:

■	Creates a clear global market leader in air pollution control, product recovery and fluid handling technology

■	Products are highly complementary and provide a broader portfolio to service an expanding base of over 11,500 active customers worldwide

■	Well-balanced geographic portfolio of products and services in key emerging markets

■	Expects to generate approximately $9 million in cost synergies over time

■	Benefit from significant cross selling and geographic opportunities which should increase revenues and margins

■	Management of both companies will remain in leadership positions with Jeff Lang as Chief Executive Officer, Ray De Hont as Chief Operating Officer and Neal Murphy as Chief Financial Officer

■	Combined company will have pro forma revenues of approximately $300 million, significantly enhanced liquidity for its shareholders and a strong balance sheet for continued strategic growth

Jeff Lang, Chief Executive Officer of CECO stated, “We are very excited about the acquisition of Met-Pro.  We believe this combination creates significant organic and inorganic opportunities to support continued growth in revenues, profitability and overall shareholder value. Furthermore, the combined businesses will offer a broader set of products and services through a truly end-to-end pollution control technology solution in an environment where customers are increasingly demanding comprehensive solutions from fewer vendors and service providers. Importantly, the combined businesses will be uniquely positioned to capitalize on fast growing end markets and secular trends supported by increasingly stringent levels of pollution control regulation, increasing global energy demand, emerging market dynamics, most notably in China and India, and a low cost natural gas environment, driving new plant construction in the U.S. and globally.”

Ray De Hont, President and Chief Executive Officer of Met-Pro, commented, “Joining forces with CECO will greatly enhance our product portfolio depth, while improving both our global reach and our ability to serve our customers. Met-Pro’s platform aligns well with CECO’s family of companies and we believe it is truly a great fit that brings together two high-quality organizations with exceptionally talented people and complementary business models, capabilities and cultures. Together, we will be ideally positioned to continue to capture market share and achieve superior growth. On behalf of the entire Met-Pro team, I’d like to express my sincere enthusiasm.”

Phillip DeZwirek, CECO’s Chairman stated, “We have spent considerable time analyzing a potential combination with Met-Pro. Met-Pro has fantastic adjacent technologies which will significantly enhance our core capabilities, particularly within fluid handling. We have been and continue to be impressed with Met-Pro's portfolio of products, their management and we look forward to combining our leadership teams in taking these businesses to the next level for our shareholders.”

Additional details regarding the transaction will be included in a Current Report on Form 8-K that CECO and Met-Pro will each file with the SEC.

Conference Call Information

CECO and Met-Pro will host a conference call today at 10:00 a.m. Eastern Time to discuss the acquisition.  Conferencing details are as follows:

Dial in number:	800-299-8538
International dial in number:	617-786-2902
Participant passcode:	76652622

Replay:	888-286-8010
International:	617-801-6888
Passcode:	65772860

The call can be accessed at CECO’s and Met-Pro’s web sites at www.cecoenviro.com and www.met-pro.com

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global provider of air pollution control technology.  Through its subsidiaries – Adwest Technologies, Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox-Flextor, Fisher-Klosterman/Buell, CECO China and A.V.C. Specialists – CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTOs, component parts and monitoring and management services. Industries served include refining, petrochemical, power, natural gas, aluminum, steel, automotive, chemical and large industrial processes.  Global growth, operational excellence, margin expansion, safety leadership and employee development are CECO’s core competencies and long term objectives.

For more information on CECO Environmental, please visit www.cecoenviro.com and for more information on Met-Pro, please visit met-pro.com.

Contact:
CECO Environmental Corp.
Phillip DeZwirek, Chairman
Jeff Lang, Chief Executive Officer
1-800-333-5475

ABOUT MET-PRO CORPORATION

Met-Pro Corporation manufactures and sells fluid handling equipment, product recovery and pollution control equipment, and filtration products. Its Product Recovery/Pollution Control Technologies segment provides solutions and products for the purification of air or liquids in metal finishing and plating, wastewater treatment, composting, food processing, ethanol production, chemical, petrochemical, printed circuit, semiconductor, steel pickling, battery manufacturing, groundwater remediation, automotive, aerospace, furniture, painting, electronics, printing, and pharmaceutical industries. The company’s Fluid Handling Technologies segment manufactures horizontal, vertical, and in-tank centrifugal pumps for the pumping of acids, brines, caustics, bleaches, seawater, waste liquids, and high temperature liquids used in industrial and commercial applications. It serves chemical, petrochemical, pharmaceutical, fertilizer, pesticides, steel, pulp and paper, electric utility, aquaculture, aquarium, commercial marine/navy, desalination/water reuse, and industrial and municipal waste treatment industries, as well as hospitals, universities, and laboratories. Met-Pro’s Mefiag Filtration Technologies segment designs, manufactures, and sells filtration systems that are used in corrosive applications in the plating, metal finishing, and printing industries. Its Filtration/Purification Technologies segment offers chemicals for the treatment of municipal drinking water systems, and boiler and cooling tower systems; cartridges and filter housings; filtration products for industrial air and liquid applications; custom pleaters and standard filters; water treatment compounds; coagulant and flocculent polymer products; and drinking well water remediation products. The company markets and sells its products through its own personnel, distributors, representatives, and agents worldwide. Met-Pro Corporation was founded in 1966 and is headquartered in Harleysville, Pennsylvania.

Contact:
Met-Pro Corporation
Ray De Hont, Chief Executive Officer
Neal Murphy, Chief Financial Officer
1-215-723-6751

Important Information for Investors and Stockholders

This material is not a substitute for the prospectus/proxy statement CECO and Met-Pro will file with the Securities and Exchange Commission. Investors and stockholders are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available.  The prospectus/proxy statement and other documents that will be filed by CECO and Met-Pro with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to CECO Environmental Corp., 4625 Red Bank Road Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations; or to Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania 19438, Attention:  Investor Relations. A final proxy statement or proxy/prospectus statement will be mailed to stockholders of CECO and Met-Pro.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

CECO and Met-Pro, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of CECO is set forth in the proxy statement for its 2013 annual meeting of shareholders and CECO’s 10-K for the year ended December 31, 2012. Information about the directors and executive officers of Met-Pro is set forth in its proxy statement for its 2012 annual meeting of shareholders and Met-Pro’s Form 10-K for the year ended January 31, 2012. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan," "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to complete the acquisition of Met-Pro and successfully integrate Met-Pro’s operations and realize the synergies from the acquisition, as well as a number of factors related to our business and that of Met-Pro, including economic and financial market conditions generally and economic conditions in CECO’s and Met-Pro’s service areas;  dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s and Met-Pro’s filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these risks are beyond management's ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or Met-Pro or persons acting on behalf of either CECO or Met-Pro are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO's and Met-Pro’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, neither CECO or Met-Pro undertakes any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.